Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

N-able Technologies International, Inc.

We have audited the accompanying consolidated financial statements of N-able Technologies International, Inc., which comprise the consolidated balance sheet as at December 31, 2012, and the consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with generally accepted accounting principles in the United States, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of N-able Technologies International, Inc. as at December 31, 2012 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles in the United States.

Other matter

We also have audited, in accordance with Canadian generally accepted auditing standards, the consolidated balance sheet of N-able Technologies International, Inc. as of December 31, 2012 and the related consolidated statement of operations and comprehensive income and cash flows for the year ended December 31, 2012 in accordance with Canadian accounting standards for private enterprises and our report dated May 10, 2013 expressed an unqualified opinion.

/s/ Ernst & Young LLP

Ottawa, Canada, August 9, 2013	Chartered Accountants Licensed Public Accountants

N-Able Technologies International, Inc.

Consolidated Balance Sheet

(in CDN $)

December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$6,986,245
Accounts receivable	3,259,240
Government remittances receivable	22,575
Investment tax credits receivable	1,303,927
Prepaid expenses	1,482,383

Total current assets	13,054,370
Property and equipment, net	593,380
Intangible assets, net	326,450

Total assets	$13,974,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,308,611
Government remittances payable	325,795
Deferred revenue	2,778,092
Deferred rent	107,970
Obligation under capital lease	51,152

Total current liabilities	5,571,620
Warrants	6,436

Total liabilities	5,578,056
Commitments and Contingencies
Shareholders’ equity:
Series B convertible preferred shares, issued and outstanding – 467,095 shares at December 31, 2012 (liquidation preference of $1,471,350 at December 31, 2012)	1,471,350
Series D convertible preferred shares, issued and outstanding – 2,699,892 shares at December 31, 2012 (liquidation preference of $2,699,892 at December 31, 2012)	2,584,683
Series E convertible preferred shares, issued and outstanding – 6,470,255 shares at December 31, 2012 (liquidation preference of $19,999,558 at December 31, 2012)	9,767,292
Common shares, 30,000,000 authorized, $0.001 par value, issued and outstanding 17,270,426 at December 31, 2012	17,270
Additional paid-in capital	16,294,596
Accumulated other comprehensive income (loss)	—
Accumulated deficit	(21,739,047)

Total shareholders’ equity	8,396,144

Total liabilities and shareholders’ equity	$13,974,200

See accompanying notes.

N-Able Technologies International, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(in CDN $)

Year Ended December 31, 2012
REVENUE
Perpetual license	$8,124,718
Subscription license	7,734,268
Support and services	7,932,846
Other	150,624

Total revenue	23,942,456
Cost of sales	4,310,792

Gross margin	19,631,664
EXPENSES
Sales and marketing	10,705,251
Support and services	1,613,344
Product development	4,201,437
Research and development government assistance	(1,320,927)
Finance and operations	3,487,284

Total expenses	18,686,389

Operating income	945,275
Foreign exchange loss	(150,279)

Operating income before taxes	794,996
Income tax benefit	—

Net Income and Comprehensive Income	$794,996

See accompanying notes.

N-Able Technologies International, Inc.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Year Ended December 31, 2012

(in CDN $)

	Series B Convertible Preferred Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2011	467,095	$1,471,350	2,699,892	$2,584,683	6,470,255	$9,767,292	17,270,426	$17,270	$16,175,630	$(22,431,049)	$7,585,176
Stock-based compensation expense	—	—	—	—	—	—	—	—	118,966	—	118,966
Dividends accrued	—		—	—	—	—	—	—	—	(102,994)	(102,994)
Net Income	—	—	—	—	—	—	—	—	—	794,996	794,996

Balance at December 31, 2012	467,095	$1,471,350	2,699,892	$2,584,683	6,470,255	$9,767,292	17,270,426	$17,270	$16,294,596	$(21,739,047)	$8,396,144

See accompanying notes.

N-able Technologies International, Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2012

(in CDN $)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$794,996
Items not affecting cash:
Amortization	419,774
Warrant expense	(1,435)
Stock-based compensation	118,966
Changes in operating assets and liabilities:
Accounts receivable	(960,450)
Investment tax credits receivable	(392,034)
Prepaid expenses	(508,171)
Accounts payable and accrued liabilities	931,754
Government remittances receivable/payable	(126,023)
Deferred revenue	743,743
Deferred rent	(19,000)

Cash provided by operating activities	1,002,120
INVESTING ACTIVITIES
Additions to property and equipment and intangible assets	(721,445)

Cash used in investing activities	(721,445)
FINANCING ACTIVITIES
Repayment of obligation under capital lease	(59,859)

Cash used in financing activities	(59,859)

Net increase in cash and cash equivalents	220,816
Cash and cash equivalents, beginning of year	6,765,429

Cash and cash equivalents, end of year	$6,986,245

Supplemental cash flow disclosure
Cash paid for interest	$1,663

Property and equipment acquired under capital lease	$111,011

See accompanying notes.

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

N-able Technologies International, Inc. (the “Company”) is a global supplier of remote monitoring and management technology and related business support services for IT automation and the delivery of managed services. The Company was incorporated in the State of Delaware on March 29, 2000.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its Canadian subsidiaries N-able Technologies Inc. and 2192731 Ontario Inc. and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods presented. Actual results could differ from the estimates made by management.

Revenue recognition

The Company generates revenue from service providers and end-users from three main sources: perpetual licenses to the rights to its software products which may or may not include integrated products or technologies from third parties (“product sales”); subscription licenses to the rights to its software products which may or may not include integrated products from third parties (“subscription sales”); and from maintenance and support agreements associated with those products licensed under a perpetual license agreement (“support and services”). The Company may also generate revenues from complementary products relicensed by the Company under distribution agreements with third-party vendors or from other activities undertaken by the Company from time to time. Revenue from product sales is recognized as product sales revenue upon receipt of an executed license agreement, or an unconditional order under an existing license agreement, if shipment of the software has occurred, if there are no significant remaining vendor obligations, the fees are fixed or determinable and collection is probable. Some customers elect to finance their purchase of a perpetual license through independent finance companies. The Company considers this election as part of its assessment that collection is probable and payment is due within normal terms. Revenue from subscription sales is recognized as subscription sales revenue on a month-to-month basis if access to the software has been granted and collection of the receivable remains current. Revenue from support and services fees is recognized ratably over the term of the maintenance period, which is typically one year. If product support services are included free of charge or discounted in a license agreement, such amounts are unbundled from the total arrangement fee at their fair value based upon the value established by independent sales of such product support to customers. Revenue from complementary products relicensed by the Company is generally recognized monthly upon receipt of an executed agreement, or an unconditional order under an existing agreement, if the activation of the software or service has occurred, if there are no significant remaining obligations of the Company, collection of the receivable is probable and payment is due within normal payment terms. Revenues from other sources are generally recognized when there is persuasive evidence of an arrangement, the products or services are delivered, the fees are fixed and determinable and collection is probable.

For arrangements involving multiple elements, the Company allocates revenue to each component of the arrangement using the residual value method. The Company first allocates the arrangement fee to the undelivered elements based on the total fair value of those elements, as indicated by vendor-specific objective evidence based upon separate sales of renewals of maintenance and support contracts. Fair value of future consulting services is based upon separate sales of these services to other customers. The Company then allocates the residual arrangement fee including any discounts to the delivered elements which are typically software licenses. In some instances, a group of contracts or agreements with the same customer may be so closely related that they are, in effect, part of a single multiple element arrangement and, therefore, the Company would allocate the corresponding revenue among the various components, as described above.

Stock-based compensation

The Company has a stock option plan for employees and directors from which options to purchase common shares are issued (the “Plan”). The Company may also issue options from the Plan to non-employees to procure goods and services. The vesting requirements are typically service-based and the options normally have a contractual life of ten years.

Stock-based compensation costs are accounted for on a fair value basis, as measured at the grant date. The fair value is measured using the option’s “calculated value”, a method which substitutes the historical volatility of an appropriate industry proxy for the expected volatility of an entity’s share price in an option-pricing model, such as the Black-Scholes valuation model. The resulting stock-based compensation cost is recognized on a straight-line basis with a corresponding credit to additional paid in capital over the vesting period involved. Any consideration paid by employees upon exercise of the options and the previously recognized compensation cost of the options exercised included in additional paid-in capital are added to capital stock.

Warrants

The Company has issued warrants in conjunction with debt and/or equity financing. The warrants are issued at their estimated fair value at the date of issuance and are recorded as a credit to additional paid-in capital. The Company determines the fair value of warrants granted using the Black-Scholes valuation model.

Research and development costs

Research costs are expensed as incurred. Development costs related to technology products developed for sale are expensed as incurred unless they meet the criteria for deferral under U.S. GAAP. To date, the software development of products for sale has not qualified for capitalization.

Government assistance, including refundable Canadian federal and provincial investment tax credits relating to research and development costs, is presented as a separate line item on the consolidated statements of operations and comprehensive income when earned and where receipt of such assistance is reasonably assured.

Cash and cash equivalents

The Company considers all liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Accounts Receivable

Accounts receivable consist of billed amounts due from customers. The Company continuously assesses the collectability of outstanding customer invoices, and in doing such, the Company maintains an allowance for estimated losses resulting from the non-collection of customer receivables. In estimating this allowance, the Company considers factors such as: historical collection experience, a customer’s current credit worthiness, customer concentrations, and general economic conditions that may affect a customer’s ability to pay. Actual customer collections could differ from the Company’s estimates. The allowance for doubtful accounts was $269,297 at December 31, 2012.

Sales Taxes

The Company records sales and other taxes collected from customers and subsequently remitted to government authorities as accounts receivable with a corresponding offset to sales tax payable. The Company removes the sales tax payable balances from the balance sheet as cash is collected from the customer and remitted to the tax authority.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses were approximately $434,346 for the year ending December 31, 2012. Advertising expenses are included in sales and marketing expense in the consolidated statement of operations and comprehensive income.

Property and equipment

Property and equipment are stated at cost less any related government assistance. Property and equipment are amortized as follows:

Computer equipment	Straight-line 3 years
Furniture and fixtures	Straight-line 5 years
Leasehold improvements	Straight-line 5 years
Intangible assets Intangible assets are stated at cost and are amortized as follows:
Software	Straight-line 1 year
Website development	Straight-line 3 years
Acquired intellectual property	Straight-line 5 years

Capitalized Software Development Costs

For the costs related to the development of website functionality used to serve our customers, the Company capitalizes costs incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Development costs are amortized on a straight line basis over their estimated useful life, generally three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Assets under capital lease

Assets under capital leases are accounted for at cost, which corresponds to the present value of the minimum lease payments.

Leases

Rent expense on operating leases is recognized on a straight-line basis.

The Company amortizes operating lease tenant allowances, which are reflected in “Deferred rent” on the accompanying balance sheets, as a reduction to rent expense over the term of the lease. For purposes of the statement of cash flows, the non-cash reduction is reflected in “Depreciation and amortization.”

Foreign currency translation

The Company and its subsidiaries use the Canadian dollar as their functional currency. Monetary foreign denominated balances are translated at the year-end exchange rate. Foreign currency exchange gains or losses resulting from the settlement of foreign currency transactions are recorded in the consolidated statements of operations and comprehensive income.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

3. PROPERTY AND EQUIPMENT

Property and equipment comprised:

	December 31, 2012
		Accumulated
	Cost	amortization
Computer equipment	$2,101,855	$1,590,231
Furniture and fixtures	296,468	235,324
Leasehold improvements	52,327	31,715

	2,450,650	1,857,270
Accumulated amortization	1,857,270

	$593,380

Included in computer equipment are assets under capital leases with a cost of $68,029 and accumulated amortization of $17,007. Depreciation expense for assets under capital leases for the year ended December 31, 2012 was $17,007.

4. INTANGIBLE ASSETS

Intangible assets comprised:

	December 31, 2012
		Accumulated
	Cost	amortization
Software	$771,537	$706,306
Website development	156,240	156,240
Acquired intellectual property	307,316	46,097

	1,235,093	908,643
Accumulated amortization	908,643

	$326,450

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

Included in computer software are assets under capital leases with a cost of $40,967 and accumulated amortization of $17,069. Amortization expense for these assets under capital leases for the year ended December 31, 2012 was $17,069.

Expected future annual amortization expense for finite-lived intangible assets as of December 31, 2012 is as follows:

2013	$126,694
2014	61,463
2015	61,463
2016	61,463
2017	15,367
Thereafter	—

$326,450

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

5. SHAREHOLDERS’ EQUITY

Series B convertible preferred shares

On May 16, 2008, the Company created a class of preferred shares to issue up to 600,000 convertible preferred shares to effect a private placement financing. The Series B Convertible Preferred Shares (“Series B Shares”) have a stated par value of $0.001 per share. The holders of the Series B Shares were entitled to receive a cumulative annual dividend of $0.2205 per share, but in conjunction with the issuance of the Series E Shares the holders agreed that the holders of Series B Shares would be entitled to dividends accruing from September 15, 2011 at the rate of 7% per annum, provided that, such dividends may be paid in cash only at the time of a Liquidity Event or an Initial Public Offering (“IPO”) of the Common Shares or a change of control sale transaction. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, payment will be made to the holders of the Series B Shares at $3.15 per share but only after payment has been made in full to the holders of the currently outstanding Series E Shares. Each holder of outstanding Series B Shares shall be entitled to vote at each meeting of Shareholders of the Company. The Series B Shares are mandatorily convertible into common shares of the Company on a one-for-one basis upon an IPO or an “Alternative Transaction” as defined in the Certificate of Designation for the Series B Shares. The Series B Shares may also be converted into common shares of the Company at any time at the option of the holder.

During the year the Company accrued $102,994 in dividends to the holders of the Series B Shares. Accrued dividends are included in Accounts payable and accrued liabilities as at December 31, 2012.

Series D convertible preferred shares

On December 14, 2009, the Company created a class of preferred shares to issue up to 3,484,849 convertible preferred shares to effect a private placement financing. The Series D Convertible Preferred Shares (“Series D Shares”) have a stated par value of $0.001 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, payment will be made to the holders of the Series D Shares at $1.00 per share but only after payment has been made in full to the holders of the currently outstanding Series E Shares. Each holder of outstanding Series D Shares shall be entitled to vote at each meeting of Shareholders of the Company. The Series D Shares are mandatorily convertible into common shares of the Company on a one-for-one basis upon an IPO or an “Alternative Transaction” as defined in the Certificate of Designation for the Series D Shares. The Series D Shares may also be converted into common shares of the Company at any time at the option of the holder.

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

Series E redeemable convertible preferred shares

On August 31, 2011, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Accel-KKR Structured Capital Partners, L.P. (the “Purchaser”) pursuant to which the Company agreed to sell and the Purchaser agreed to purchase 6,470,255 shares of Series E Convertible Preferred Stock, par value US$0.001 per share, of the Company (the “Series E Shares”) for a purchase price of $1.5455 per share (the “Original Issue Price”) and an aggregate purchase price of $10,000,000.

The following is a summary of certain of the rights, qualifications, limitations and restrictions of the Series E Shares:

Liquidation – Upon liquidation, dissolution or winding up of the Company (a “Liquidity Event”), holders of Series E Shares are entitled to be paid, before any payment is made on any other shares of the Company, an amount in cash equal to the greater of (i) $3.091 per share (being twice the Original Issue Price), subject to adjustment (the “Liquidation Value”) plus any declared and unpaid dividends, or (ii) the amount per share which would have been payable thereon if such Series E Shares had been converted to common shares of the Company immediately prior to such event.

Priority – Without the consent of the holders of a majority of the then outstanding Series E Shares, the Company may not redeem any other shares of its Preferred Stock or purchase any other shares of the Company. Without the consent of the Majority Series E Investors, the Company may not pay or declare any dividend on any of its shares other than dividends accruing from September 15, 2011 on its Series B Convertible Preferred Shares at the rate of 7% per annum, provided that, such dividends may be paid in cash only at the time of a Liquidity Event or an initial public offering of the common shares of the Company or a change of control sale transaction.

Redemption – At any time after the 66th month anniversary of September 15, 2011, the Majority Series E Investors may require redemption of all, but not less than all, Series E Shares at a price per share equal to $1.5455, as adjusted, plus a dividend equal to 10% per annum, compounded annually, plus any other declared and unpaid dividends.

Conversion – Optional – A holder of Series E Shares may convert all or any of such shares into Common Shares at the rate, subject to adjustment, of one common share of the Company for each Series E Share. In a number of circumstances as set out in the Certificate of Designation for the Series E Shares, the conversion ratio may be adjusted, including in the event that the Company issues or sells its common shares for a price per share less than the Series E Conversion Price then in effect, in which case the conversion ratio will be adjusted on a weighted average basis, for the benefit of the holders of Series E Shares.

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

Conversion – Mandatory – All Series E Shares shall automatically convert into common shares of the Company upon (i) the consummation of a Qualified Public Offering, or (ii) the vote or written consent of the Majority Series E Investors. A Qualified Public Offering is defined as a public offering in which (i) aggregate net cash proceeds received by the Company and/or selling shareholders is at least US$100,000,000, and (ii) the price per share paid by the public is not less than the Liquidation Value (initially, as described above, $3.091 per share).

Employee stock option plan

The Company has established an employee stock option plan applicable to employees, members of the Board and consultants of the Company with 4,500,000 common stock (“Common Stock”) options reserved for issuance under the plan. Under the Stock Option/Stock Issuance Plan, options to purchase Common Stock of the Company have been granted for a term not exceeding the earlier of termination of employment or 10 years from the date the option is granted. The options generally vest over a period of four years with 25% vesting after one year and the remaining vesting equally over the next 36 months.

Options issued to the CEO, President and COO, Vice Presidents, members of the Board and consultants vest over 18 months with 25% vesting after one year and the remaining 75% vesting after the next six months.

The fair value for the Company’s options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

December 31,
2012
Risk-free interest rate	0.83 - 1.26%
Weighted-average expected life of the options	5.74 years
Dividend rate	0%
Volatility	27% - 54%

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

The following is a summary of stock option activity:

	2012
	Options	Weighted average exercise price U.S.$
Options outstanding, beginning of year	3,824,246	1.29
Granted	270,500	1.50	*
Exercised	—	—
Cancelled or expired	(76,825)	1.27

Options outstanding, end of year	4,017,921	1.30

Options vested and expected to vest, at December 31, 2012	4,017,921	$1.27-$1.50

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

The following table summarizes information about the Company’s stock options outstanding and exercisable at December 31, 2012:

	Common Stock Options Outstanding		Common Stock Options Exercisable
Range of	Number	Weighted Average	Weighted		Number
Exercise prices	Outstanding at	Remaining	Average Price		Exercisable at
U.S.$	December 31, 2012	Contractual Life	U.S.$		December 31, 2012
1.00	250,000	3.50	1.00		250,000
1.50	810,000	3.21	1.50		810,000
1.50*	1,570,750	6.17	1.50	*	1,127,542
1.32*	100,000	6.54	1.32	*	100,000
1.00*	1,287,171	7.19	1.00	*	1,269,546

	4,017,921				3,557,088

*	options were issued in Canadian dollars.

At December 31, 2012, there was $134,655 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Option Plan. That cost is expected to be recognized over a weighted average period of approximately 3.4 years. The total fair value of shares vested during the year ended December 31, 2012 was $118,966. The Company currently uses authorized and unissued shares to satisfy share award exercises.

Warrants

On June 30, 2007 and April 18, 2008, the Company issued 55,555 and 15,000 common share purchase warrants with an exercise price of U.S. $2.80 and U.S. $3.75, respectively and a term to expiry of seven years. The value of $125,423 was assigned to these warrants using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate between 2.45% and 4.17%; dividend yield of nil%; expected life of seven years; and volatility factor between 60% and 63%. The value of $125,423 assigned to these warrants was credited to warrant liability and the offset charged to deferred financing fees where it was amortized.

On May 16, 2008, in conjunction with the Company issuing common shares, the Company issued 126,984 common share purchase warrants with an exercise price of $3.15 and a term to expiry of 10 years. The value of $97,778 was assigned to these warrants using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 1.98%; dividend yield of nil%; expected life of one year; and volatility factor of 60%. The value of $97,778 was credited to additional paid-in capital and the offset charged to capital stock.

From December 2009 through April, 2010, in conjunction with the Company issuing Series D Shares, the Company issued 1,349,991 common share purchase warrants with an exercise price of $1.00 and a term to expiry to December 31, 2013. The value of $167,999 was assigned to these warrants using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate between 1.2% and 2.8%; dividend yield of nil%; expected life of one year; and volatility factor between 30% and 32%. The value of $167,999 was credited to additional paid-in capital and the offset charged to capital stock.

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

6. INCOME TAXES

The Company claims research and development deductions and related tax credits for income tax purposes, based on management’s interpretation of the applicable legislation in the Income Tax Act (Canada) and the relevant provincial legislation. During the year, the Company recorded federal and provincial research and development tax credits aggregating $1,320,927 which have been recorded as a reduction of current year’s expenses.

In the period ending December 31, 2012 the Company had future income tax assets attributable to the differences between the financial statement carrying values and the respective income tax basis as follows:

2012
Deductible research and development expenditures	$1,099,000
Depreciable assets	919,000
Non capital losses	442,000
Harmonization credit	392,000
Investment tax credits	(135,000)

Deferred tax assets before valuation allowance	2,717,000
Valuation allowance	(2,717,000)

Net deferred tax assets	$—

As at December 31, 2012, N-able had non capital losses of approximately $2,098,000 which are available to reduce future Canadian taxable income and which begin to expire in 2026.

N-able has unused deductible Scientific Research and Experimental Development expenditures of approximately $7,092,000 which are available to reduce Canadian taxable income for an indefinite period

The Company also has Canadian federal investment tax credits of approximately $28,000 which are available to reduce future taxes payable and which begin to expire in 2027.

The Company also has Canadian foreign tax credits of approximately $44,000 which are available to reduce future taxes payable and which begin to expire in 2028.

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

N-able has a transitional tax credit of $392,000 arising from the harmonization of the Canadian federal and Ontario tax systems. This transitional credit is available to reduce future Ontario income tax and expires in 2013.

As at December 31, 2012, N-able has U.S. net operating losses of $345,000 which are available to reduce future US taxable income and which begin to expire in 2021.

The benefit of these future tax assets has not been realized.

7. COMMITMENTS AND CONTINGENCIES

The Company maintains leased facilities in Ottawa Canada, Utrecht Netherlands, Reading England and Sydney Australia. The lease terms range in duration from 2 years to 10 years. Minimum lease payments under the facility leases are as follows:

2013	$348,468
2014	370,010
2015	127,825
2016	27,900
2017	25,575

Rent expense for 2012 was $559,285.

8. OBLIGATIONS UNDER CAPITAL LEASES

2012
Obligations under capital lease for computer software with interest at 0%, maturing in September 2013	$40,707
Obligations under capital lease for computer hardware with interest at 5.1%, maturing in March 2013	10,445

$51,152

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

Future minimum lease payments under the capital leases for subsequent years are as follows:

2013	$51,285

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

9. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Fair Value of Financial Instruments

The Company applies the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, for financial assets and liabilities. The guidance defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. The guidance describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, that may be used to measure fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and Level 3, defined as unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities, therefore requiring an entity to develop its own assumptions. All financial instruments have been measured using Level 1 inputs with the exception of the Company’s warrants which have been measured using Level 3 inputs. The warrants are issued at their estimated fair value at the date of issuance and are recorded as a credit to additional paid-in capital. The Company determines the fair value of warrants granted using the Black-Scholes valuation model.

The carrying value of cash and cash equivalents, amounts receivable, and amounts payable and accrued liabilities approximates fair value given their short-term maturities.

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents in bank accounts, which may exceed federally insured limits, and trade accounts receivable. The Company provides an allowance for doubtful accounts, as necessary, when accounts receivable are considered uncollectible and generally does not require collateral. Management believes that concentration of credit risk with respect to trade accounts receivable is limited due to the nature of its customers and their geographic dispersion. Actual customer collections could differ from the Company’s estimates. A significant component of the Company’s customer base is outside the United States. It is reasonably possible that a disruption caused by political or monetary events in the customer’s foreign location could adversely impact the Company’s results of operations.

N-able Technologies International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(in CDN $)

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its floating interest rate financial instruments. The cash equivalents subject the Company to this risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to this risk mainly in respect of its accounts payable and accrued liabilities and obligation under capital lease. The Company has a cash flow planning process in place to ensure sufficient resources to meet current and projected cash requirements. It is management’s opinion that the Company is not exposed to significant liquidity risk arising from the financial instruments.

10. SUBSEQUENT EVENTS

On January 28, 2013 the Company’s subsidiary, N-able Technologies Inc., entered into a lease agreement for supplementary space in Ottawa Canada. The lease is for a 28 month term ending April 30, 2015 and has minimum monthly lease payments of $7,307.

The Company entered into an Agreement and Plan of Merger and Reorganization dated May 17, 2013 pursuant to which SolarWinds, Inc., through one of its subsidiaries, SolarWinds Worldwide, LLC (collectively referred to as “SolarWinds”) acquired the Company for an aggregate purchase price of USD $127.7 million in cash, including cash acquired. The acquisition was completed on May 24, 2013.

Subsequent events have been evaluated up to the date the financial statements were issued on August 9, 2013.